Exhibit 99.1

Liberty Bancorp, Inc. Announces Intention to Delist from NASDAQ

LIBERTY, Mo.--(BUSINESS WIRE)--February 12, 2010--Liberty Bancorp, Inc. (Nasdaq: LBCP) (the “Company”) today announced that it has notified the NASDAQ Stock Market of its intent to voluntarily delist its common stock from the NASDAQ Capital Market and to file a Form 25, Notification of Removal from Listing and/or Registration, with the Securities and Exchange Commission on or about March 1, 2010. The Company anticipates that its shares will trade on the OTC Bulletin Board following its delisting. The Company intends to request to retain the trading symbol LBCP.

Liberty Bancorp, Inc., through its subsidiary, BankLiberty (the “Bank”), offers banking and related financial services to both individual and commercial customers. The Bank is headquartered in Liberty, Missouri, with nine additional retail banking facilities in the Kansas City metropolitan area.

CONTACT:
Liberty Bancorp, Inc.
Brent M. Giles, 816-781-4822
President and Chief Executive Officer